Exhibit 1.1
Liberty Mutual Agency Corporation
[•] Shares 1
Class A Common Stock
($0.01 par value)
Underwriting Agreement
New York, New York
[•], 2010
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
     As Representatives of the several Underwriters
Ladies and Gentlemen:
          Liberty Mutual Agency Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [ ] shares of class A common stock, $0.01 par value (“Class A Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). In addition, Liberty Insurance Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Selling Stockholder”), proposes to grant to the Underwriters an option to purchase up to [•] additional shares of Class A Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter collectively referred to as the “Securities”). The Class A Common Stock and class B common stock, $0.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby, are hereinafter collectively referred to as the “Common Stock.” Certain terms used herein are defined in Section 20 hereof.
          1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter, and agrees with each Underwriter that, unless otherwise specified, as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereto, as follows:

[1]	Plus an option to purchase from the Selling Stockholder up to [•] additional shares of Class A Common Stock to cover over-allotments.

     (i) The Company has prepared and filed with the Commission a registration statement (file number 333-166671) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the Offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (ii) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by, or on behalf of, any Underwriter through the Representatives or by or on behalf of the Selling Stockholder specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by, or on behalf of, any Underwriter consists of the information described as such in Section 8(c) hereof.
     (iii) (A) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (B) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter through the Representatives or by or on behalf of the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by, or on behalf of, any Underwriter consists of the information described as such in Section 8(c) hereof.

     (iv) (A) At the time of filing the Registration Statement and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (v) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter through the Representatives or by or on behalf of the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by, or on behalf of, any Underwriter consists of the information described as such in Section 8(c) hereof.
     (vi) The Company has been duly incorporated and each of the Company and its Significant Subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified in any jurisdiction or to have such powers or authorities would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, and its subsidiaries and the Related Entities (collectively, the “Consolidated Subsidiaries”), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
     (vii) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus and except, for the avoidance of doubt, with respect to Related Entities, all outstanding shares of capital stock of such Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except where the failure to be so authorized and issued, fully paid and nonassessable, owned by the Company or free and clear of any such interests, claims, liens or encumbrances would not reasonably be expected to have a Material Adverse Effect.
     (viii) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors — Risks Relating to Our Business,” “Risk Factors —Risks Relating to Our Relationship with Liberty Mutual,” “Regulation,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock” and “Certain U.S. Federal Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (ix) This Agreement has been duly authorized, executed and delivered by the Company.
     (x) Each of the service agreements described under the heading “Certain Relationships and Related Party Transactions—Historical Relationships with Liberty Mutual—Services Agreements” in the Disclosure Package and the Prospectus, and the “Intercompany Agreement,” the “Services Agreement,” the “Restated Surety Reinsurance Agreement,” the “Registration Rights Agreement,” the “Real Estate License Agreements,” the “Run-Off Reinsurance Agreement” and the “Trademark License Agreement” (each as defined in the Preliminary Prospectus and the Prospectus) (collectively, the “Transaction Agreements”) has been (or will be, prior to the delivery of, and payment for, the Underwritten Securities on the Closing Date) duly authorized, executed and delivered by the Company and by each of the Consolidated Subsidiaries party thereto and will constitute a valid and binding obligation of the Company or such Consolidated Subsidiaries, as the case may be, enforceable against the Company or such Consolidated Subsidiaries in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     (xi) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (xii) No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Company or any of its Consolidated Subsidiaries is required in connection with the transactions contemplated herein, the transactions contemplated in the Transaction Agreements and the consummation of the transactions described under the headings “Certain Relationships and Related Party Transactions —The Transactions” and “Certain Relationships and Related Party Transactions — Other Transactions” in the Preliminary Prospectus and Prospectus (collectively, the “Transactions”), except (A) such as have been obtained under the insurance laws of any applicable states and are in full force and effect from state insurance departments, (B) such as have been obtained under the Act and (C) such as may be required under the blue sky laws or securities laws of any state or foreign jurisdiction in connection with the purchase and distribution of the Underwritten Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, unless the failure to obtain such consents would not materially and adversely affect the issuance and sale of the Underwritten Securities or the consummation of any other of the transactions herein contemplated or contemplated in the Transaction Agreements.
     (xiii) The Company has received all necessary approvals to enter into (A) the Services Agreement (as described in the Preliminary Prospectus) and (B) the Restated Surety Reinsurance Agreement (as defined in the Preliminary Prospectus), except where the failure to receive such approvals would not reasonably be expected to have a Material Adverse Effect. The requisite consents have been obtained from third parties as may be necessary to permit the Company and its Consolidated Subsidiaries to continue to use the Liberty Mutual Software (as defined in the Intercompany Agreement by and between the Company and Liberty Mutual Group Inc., dated as of [ ], 2010) except where the failure to obtain such consents would not reasonably be expected to have a Material Adverse Effect.
     (xiv) Each Consolidated Subsidiary that is engaged in the business of insurance (each an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure (individually or in the aggregate) to be so licensed or authorized in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Disclosure Package and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); none of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; and except as set forth in the Disclosure Package and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent, or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.
     (xv) Neither the issuance and sale of the Underwritten Securities, the consummation of any other of the transactions herein contemplated or contemplated in the Transaction Agreements, nor the fulfillment of the terms hereof or thereof or the consummation of the Transactions, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to: (A) the charter or by-laws of the Company or any of its Significant Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Consolidated Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Consolidated Subsidiaries (including the requirements of insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other applicable jurisdictions) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Consolidated Subsidiaries or any of its or their properties except, in the case of clauses (B) and (C) above, for such conflict, breach or violation that would not reasonably be expected to materially and adversely affect the issuance and sale of the Underwritten Securities or the consummation of any other of the transactions herein contemplated or contemplated in the Transaction Agreements.
     (xvi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (xvii) The consolidated historical financial statements and schedules of the Company, its Consolidated Subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The consolidated historical financial statements of Safeco Corporation and Ohio Casualty Corporation included as exhibits to the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of Safeco Corporation and Ohio Casualty Corporation, respectively, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and, in all material respects, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (xviii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Consolidated

Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (A) would reasonably be expected to materially affect the ability of the Company to perform its obligations under this Agreement or the Transaction Agreements or the consummation of any of the transactions contemplated hereby or thereby or the consummation of the Transactions or (B) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (xix) Each of the Company and each of its Consolidated Subsidiaries owns, leases or licenses all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to so own or lease such property would not reasonably be expected to have a Material Adverse Effect.
     (xx) Neither the Company nor any Significant Subsidiary is in violation or default of any provision of its charter or bylaws, and neither the Company nor any Consolidated Subsidiary is in violation or default of (A) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (B) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any such Consolidated Subsidiary or any of its properties, as applicable, except, in the case of each of clauses (A) or (B) above, for such violation or default that would not reasonably be expected to have a Material Adverse Effect.
     (xxi) Ernst & Young LLP, who have certified certain financial statements of the Company and its Consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (xxii) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Underwritten Securities.
     (xxiii) The Company has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). The Company has paid all taxes required to be paid by it and any other tax assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (xxiv) To the knowledge of the Company, no labor problem or dispute with respect to the Agency Corporation Dedicated Employees exists or is threatened or imminent that would reasonably be likely to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (xxv) Except with respect to insurance policies and contracts issued by any Insurance Subsidiary or reinsurance policies with respect to the same, the Company and each of its Significant Subsidiaries self-insure or are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its Consolidated Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Consolidated Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (xxvi) No Consolidated Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Consolidated Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Consolidated Subsidiary from the Company or from transferring any of such Consolidated Subsidiary’s property or assets to the Company or any other subsidiary, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (xxvii) The Company and its Consolidated Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, except where the failure to so possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Consolidated Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (xxviii) The Company and each of its Consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Consolidated Subsidiaries’ internal controls over financial reporting are effective and the Company and its Consolidated Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
     (xxix) The Company and its Consolidated Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective.
     (xxx) None of the Company or its affiliates has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities.
     (xxxi) The Company and its Consolidated Subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability under any Environmental Law, except, in the case of each of (A), (B) and (C) above, where such non-compliance with Environmental Laws or failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the Significant Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (xxxii) Except as set forth in the Disclosure Package and the Prospectus, none of the following events has occurred or exists that would reasonably be expected to have a Material Adverse Effect: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (B) to the knowledge of the Company, an audit or investigation by the Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of any Agency Corporation Dedicated Employees; (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of any Agency Corporation Dedicated Employees; or (D) the filing of a claim related to their employment by one or more Agency Corporation Dedicated Employees or former Agency Corporation Dedicated Employees. Except as set forth in the Disclosure Package and the Prospectus, none of the following events has occurred or, to the knowledge of the Company, is reasonably likely to occur that would reasonably be expected to have a Material Adverse Effect: (X) an increase in the aggregate amount of contributions required to be made by the Company and its Consolidated Subsidiaries to all Plans in the current fiscal year as compared to the amount of such contributions made with respect to the Agency Corporation Dedicated Employees for the most recently completed fiscal year; (Y) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Consolidated Subsidiaries with respect to the Agency Corporation Dedicated Employees as compared to the most recently completed fiscal year; or (Z) any event or condition giving rise to a liability for the Company or any of its Consolidated Subsidiaries under Title IV of ERISA for the most recently completed fiscal year. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Consolidated Subsidiaries may have any liability.
     (xxxiii) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).
     (xxxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Consolidated Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Consolidated Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxxv) To the knowledge of the Company, the operations of the Company and its Consolidated Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”) and, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Consolidated Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxxvi) Neither the Company nor any of its Consolidated Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Consolidated Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company

will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Consolidated Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.
     (xxxvii) Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package, there has been no change that would have a Material Adverse Effect.
     (xxxviii) Except as described in the Disclosure Package and the Prospectus, the Company has no knowledge of any threatened or pending claims paying ratings (as defined in the Disclosure Package and the Prospectus) downgrading of the Company’s or any Insurance Subsidiaries’ claims paying rating by A.M. Best Company, Inc., Standard & Poor’s Rating Group or Moody’s Investor Service, Inc.
     (xxxix) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Regulation” in the Disclosure Package and the Prospectus and the consolidated financial statements of the Company and its Consolidated Subsidiaries included in each of the Disclosure Package and Prospectus are based on or derived from sources that are not reliable and accurate in all material respects.
     (xl) Except as disclosed in the Disclosure Package and the Prospectus, (A) all reinsurance and retrocessional treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party are in full force and effect, except where the failure of such treaties, contracts, agreements and arrangements to be in full force and effect would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, other than with respect to compliance with insurance retention requirements contained in such treaties, contracts, agreements and arrangements, except where the failure of such treaties, contracts, agreements and arrangements to be in full force and effect would not reasonably be expected to have a Material Adverse Effect, and (B) neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the knowledge of the Company and its Insurance Subsidiaries, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform thereunder, except (X) to the extent the Company or its Insurance Subsidiaries have established reserves in their financial statements that they deem adequate for potential uncollectible reinsurance or (Y) such nonperformance that would not reasonably be expected to have a Material Adverse Effect.
     (xli) Except as set forth in the Disclosure Package and the Prospectus, (A) the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on NASDAQ; (B) the certificates for the Securities comply with the requirements of Delaware law and the rules of NASDAQ; and (C) the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (xlii) To the knowledge of the Company, no change in any insurance laws or regulations is pending that could reasonably be expected to be adopted and, if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in, or contemplated in, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (xliii) The Significant Subsidiaries listed on Schedule IV attached hereto are the only “significant subsidiaries” of the Company as defined by Rule 1-02 of Regulation S-X.
     (xliv) Pursuant to Section 3.1 of the Run-Off Reinsurance Agreement (“Run-Off Reinsurance Agreement”) by and between Peerless Insurance Company, an insurance company organized under the laws of the State of New Hampshire and a wholly-owned subsidiary of the Company (“Peerless”), and Liberty Mutual Insurance Company, a Massachusetts stock company (“LMIC”), dated as June 30, 2010, as amended, Peerless has notified LMIC that the aggregate amount of Reserves (as defined in the Run-Off Reinsurance Agreement) as of June 30, 2010 was $1,113,450,144.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          (b) The Selling Stockholder represents and warrants to each Underwriter, and agrees with each Underwriter that as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereto, as follows:
     (i) The Selling Stockholder is the record and beneficial owner of the Option Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in such Securities, and, assuming that each Underwriter acquires its interest in the Option Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date and/or any settlement date pursuant to Section 3 hereto to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

     (ii) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Option Securities.
     (iii) No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Selling Stockholder is required in connection with the transactions contemplated herein except (A) such as have been obtained under the insurance laws of any applicable states and are in full force and effect from state insurance departments, (B) such as have been obtained under the Act and (C) such as may be required under the blue sky laws or securities laws of any state or foreign jurisdiction in connection with the purchase and distribution of the Option Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, unless the failure to obtain such consents would not materially and adversely affect the sale of the Option Securities or the consummation of any other of the transactions herein contemplated.
     (iv) Neither the sale of the Option Securities by the Selling Stockholder, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to: (A) the charter or by-laws of the Selling Stockholder, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Stockholder is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Stockholder or any of its properties except, in the case of clauses (B) and (C) above, for such conflict, breach or violation that would not reasonably be expected to materially and adversely affect the sale of the Option Securities or the consummation of any other of the transactions herein contemplated.
     (v) The sale of Option Securities by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Consolidated Subsidiaries which is not set forth in the Disclosure Package and the Prospectus.
     (vi) In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, the Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (a)(ii), (a)(iii) and (a)(v) of this Section.
     Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Option Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase from the Selling Stockholder, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised before the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and the Selling Stockholder to or upon the order of the Company and the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Option Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.
     If the option provided for in Section 2(b) hereof is exercised after the Closing Date, the Selling Stockholder will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof and the Selling Stockholder will deliver to the Representatives on the settlement date for the Option Securities such opinions, certificates and letters pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
          5. Agreements. (a) The Company agrees with the several Underwriters that:
     (i) Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (B) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (ii) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (A) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package to correct such statement or omission; and (C) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) notify the Representatives of any such event; (B) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (iv) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Consolidated Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (v) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.
     (vi) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated (A) to qualify to do business in any jurisdiction where it is not now so qualified; (B) to take any action that would subject it to service of process in suits, other than those arising out of the Offering or sale of the Securities; or (C) to subject itself to taxation in any jurisdiction where it would otherwise not be subject.
     (vii) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Prospectus, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company disclosed to the Representatives and in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (A) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(n) hereto with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (viii) For a period of 180 days after the date of the Prospectus (as extended pursuant to clause (vii) above), the Company will not, without the prior written consent of the Representatives, permit any officer or other employee of the Company that receives or will receive equity-based retention awards in connection with the Offering, to revise, change, alter, amend or repeal any provision of the lock-up agreement that such officer or employee has entered into or will enter into in connection with such awards and the Company will not, without the prior written consent of the Representatives, grant any waiver under such lock-up agreements.
     (ix) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (x) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the Offering and sale of the Securities; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (E) the registration of the Securities under the Exchange Act and the listing of the

Securities on NASDAQ; (F) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (G) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (H) the transportation and other expenses incurred by, or on behalf of, Company representatives in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (J) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder. Notwithstanding the foregoing, the Underwriters, severally and not jointly, agree to reimburse the Company on costs and expenses relating to the Offering in an amount equal to $[ ] per share of Securities.
     (xi) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus that is required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such Free Writing Prospectus consented to in writing by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission (if required), legending and record keeping.
(b) The Selling Stockholder agrees with the several Underwriters that:
     (i) The Selling Stockholder will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder (other than the Company and its own subsidiaries) or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than the Option Securities and shares of Common Stock disposed of as bona fide gifts approved by the Representatives, if (A) during the last 17 days of the 180-day restricted period the Company issues an earnings release or disseminates material news or a material event relating to the Company occurs, or (B) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (ii) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Option Securities.
     (iii) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Option Securities.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Christopher C. Mansfield, Senior Vice President and General Counsel of Liberty Mutual Group Inc., to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B-1, and the Company shall have requested and caused Edmund C. Kenealy, Senior Vice President and General Counsel of the Company, to have furnished to the Representatives his negative assurance letter, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B-2.
     (c) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Selling Stockholder, to have furnished to the Representatives their corporate opinion, negative assurance letter and tax opinion, each dated the Closing Date and addressed to the Representatives, substantially in the forms attached hereto as Exhibit C-1, Exhibit C-2 and Exhibit C-3, respectively.

     (d) The Company shall have requested and caused McDermott Will & Emery LLP, employee benefits and compensation counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit D.
     (e) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the Offering, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (h) In the event that the Underwriters’ over-allotment option is exercised, the Selling Stockholder shall have furnished to the Representatives a certificate, signed by the President or a Senior Vice President and the principal financial or accounting officer of the Selling Stockholder, dated the Closing Date and any settlement date pursuant to Section 3 hereto, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of the Closing Date and any settlement date to the same effect as if made on the Closing Date and such settlement date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and such settlement date.
     (i) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, “comfort” letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.
     (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (A) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (B) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Consolidated Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (k) Prior to the Closing Date and any settlement date pursuant to Section 3 hereto, the Company and the Selling Stockholder (if applicable) shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (l) Subsequent to the Execution Time, there shall not have been any decrease in the claims paying rating or claims paying ratings outlook of any of the Company’s or any Insurance Subsidiaries’ claims paying ratings by A.M. Best Company, Inc., Standard & Poor’s Rating Group, Moody’s Investor Service, Inc. or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (m) The Securities shall have been listed and admitted and authorized for trading on NASDAQ, subject to official notice of issuance, and evidence of such actions shall have been provided to the Representatives.
     (n) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from Liberty Mutual Holding Company, Inc., a Massachusetts mutual insurance holding company and the ultimate parent of the Company, and each director of the Company and each officer of the Company listed on Schedule 6(n) hereto, in each case addressed to the Representatives.
     (o) Prior to or substantially concurrent with the Closing Date, the Transactions shall have been completed as described therein.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder, if applicable, in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder, if applicable, to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company, will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
     (b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter,

the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.
     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by, or on behalf of, such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”: (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the second paragraph under the underwriter allocation table and (C) the paragraph relating to stabilization, syndicate covering transactions and penalty bids that comes immediately after the table regarding underwriting discounts and commissions in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by, or on behalf of, the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (A) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.
     (e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, the “Losses”) to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The

Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).
     (f) The liability of the Selling Stockholder under the Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the net proceeds of the Option Securities sold by the Selling Stockholder to the Underwriters. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (a) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the

NASDAQ or trading in securities generally on NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, (b) a banking moratorium shall have been declared either by Federal or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the Offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by, or on behalf of, any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be (i) mailed, delivered or telefaxed to Citigroup Global Markets Inc., General Counsel (fax no. (212) 816 7912) and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, and (ii) mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Syndicate Department (fax no. (646) 855-3073), One Bryant Park, New York, New York 10036, Attention: Syndicate Department and confirmed to ECM Legal (fax no. (212) 230-8730); (b) if sent to the Company, shall be mailed or delivered to Michael J. Fallon, Liberty Mutual Agency Corporation, Chief Financial Officer, 10 St. James Avenue, Boston, Massachusetts 02116 and confirmed to Edmund C. Kenealy, Liberty Mutual Agency Corporation, Senior Vice President and General Counsel, 10 St. James Avenue, Boston, Massachusetts 02116 and Richard Quinlan, Liberty Mutual Group Inc., Deputy General Counsel, Senior Vice President and Manager Corporate Group, 175 Berkeley Street, Boston, Massachusetts 02116; or (c) if sent to the Selling Stockholder, shall be mailed or delivered to Richard Quinlan, c/o Liberty Mutual Group Inc., Deputy General Counsel, Senior Vice President and Manager Corporate Group, 175 Berkeley Street, Boston, Massachusetts 02116.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No fiduciary duty. The Company and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholder and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholder agree that they are solely responsible for making their own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholder on related or other matters). The Company and the Selling Stockholder agree that they will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company, the Selling Stockholder and the Representatives hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Agency Corporation Dedicated Employees” shall have the meaning set forth in the Intercompany Agreement between Liberty Mutual Group Inc. and the Company dated as of [•], 2010.
          “Agreement” shall mean this underwriting agreement among the Company and the Representatives, dated as of [•], 2010, and relating to the Offering.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York or Boston, Massachusetts.
          “Commission” shall mean the Securities and Exchange Commission.

          “Consolidated Subsidiaries” shall have the meaning set forth in Section 1(a)(vi) hereof.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Offering” shall mean the underwritten public offering of the Securities as contemplated by this Agreement.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
          “Registration Statement” shall mean the registration statement referred to in Section 1(a)(i) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Related Entities” shall mean those entities related to the Company as set forth on Schedule III hereto and comprising part of the Consolidated Subsidiaries.
          “Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the Act.

          “Rule 430A Information” shall mean information with respect to the Securities and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a)(i) hereof.
          “Significant Subsidiary” or “Significant Subsidiaries” shall mean those subsidiaries of the Company as set forth in Schedule IV.
          “subsidiaries” shall mean those corporations or entities in which the Company owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests. For the avoidance of doubt, the term “subsidiaries,” as used in this Agreement, shall exclude the Related Entities.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours, Liberty Mutual Agency Corporation
By:
Name:
Title:

Liberty Insurance Holdings, Inc.
By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

By:
Name:
Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Number of Underwritten Securities
Underwriters	to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
Wells Fargo Securities, LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. Incorporated
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Dowling & Partners Securities LLC
Keefe, Bruyette & Woods, Inc.
Lloyds TSB Bank plc
Macquarie Capital (USA) Inc.
Piper Jaffray & Co.
Ramirez & Co., Inc.
RBS Securities Inc.
Sandler O’Neill & Partners, L.P.
The Williams Capital Group, L.P.

Total

SCHEDULE II
Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package
[list all IFWPs included in the Disclosure Package]

SCHEDULE III
Related Entities

Place of
	Date of Incorporation /	Incorporation/
Related Entity	Organization	Organization
America First Lloyd’s Insurance Company	November 20, 2002	Texas
American States Lloyds Insurance Company	September 5, 1974	Texas
Montgomery Mutual Insurance Company	March 10, 1848	Massachusetts
National Insurance Association	November 5, 1972	Indiana
Safeco Lloyds Insurance Company	February 24, 1984	Texas

SCHEDULE IV
Significant Subsidiaries

Place of
	Date of Incorporation /	Incorporation/
Subsidiary	Organization	Organization
Peerless Insurance Company	March 7, 1901	New Hampshire
Ohio Casualty Corporation	August 25, 1969	Ohio
Safeco Corporation	July 21, 1929	Washington
Safeco Insurance Company of America	September 2, 1953	Washington
The Ohio Casualty Insurance Company	November 16, 1919	Ohio

SCHEDULE 6(n)
Officers, Director and Entities Subject to Lock-up
•	Liberty Mutual Holding Company, Inc., as stockholder of Company.

•	Edmund F. Kelly

•	Gary R. Gregg

•	Michael J. Fallon

•	Joseph A. Gilles

•	Scott R. Goodby

•	Michael H. Hughes

•	Timothy A. Mikolajewski

•	Paul G. Alexander

•	A. Alexander Fontanes

•	Dennis J. Langwell

•	Christopher C. Mansfield

•	Helen E. R. Sayles

•	David H. Long

•	Thomas E. Moloney

[Form of Lock-Up Agreement]	EXHIBIT A
Liberty Mutual Agency Corporation
Public Offering of Class A Common Stock
[•], 2010
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
     As Representatives of the several Underwriters
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), among Liberty Mutual Agency Corporation, a Delaware corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of underwriters named therein, relating to an underwritten public offering of class A common stock, $0.01 par value (the “Class A Common Stock”), of the Company. The class A common stock and class B common stock, $0.01 par value, of the Company to be outstanding after giving effect to the public offering, are hereinafter collectively referred to as the “Common Stock.”
          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate (other than the Company and its own subsidiaries) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by the Representatives.

A-1

          If (i) the Company issues an earnings release or disseminates material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or Liberty
Mutual Holding Company Inc.]
[Name and address of officer, director or
Liberty Mutual Holding Company Inc.]

A-2

[Form of General Counsel Opinion]	EXHIBIT B-1

B-1

[Form of General Counsel Negative Assurance Letter]	EXHIBIT B-2

B-2

[Form of Skadden, Arps, Slate, Meagher & Flom LLP Opinion]	EXHIBIT C-1

EXHIBIT C-2
[Form of Skadden, Arps, Slate, Meagher & Flom LLP Negative Assurance Letter]

[Form of Skadden, Arps, Slate, Meagher & Flom LLP Tax Opinion]	EXHIBIT C-3

[Form of McDermott Will & Emery LLP Opinion]	EXHIBIT D

D-1